UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2024

CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-15867	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of principal executive offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 2, 2024, Cadence Design Systems, Inc., a Delaware corporation (“Cadence”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of BETA CAE Systems International AG, a Swiss company limited by shares (together with its subsidiaries, “BETA CAE” and such shareholders, collectively, the “Sellers”), to purchase from the Sellers the entire issued share capital of BETA CAE (such transaction, the “Acquisition”).
Pursuant to the terms of, and subject to the conditions specified in, the Purchase Agreement, upon consummation of the Acquisition (“Completion”), Cadence will pay to the Sellers aggregate consideration based on an enterprise value of $1.24 billion (the “Purchase Price”). 60% of the Purchase Price will be paid in the form of cash consideration, subject to customary purchase price adjustments and holdback and escrow arrangements in accordance with the Purchase Agreement. Cadence intends to fund the cash consideration through a combination of cash on hand and borrowings under existing and/or new debt facilities. 40% of the Purchase Price will be paid in the form of shares of Cadence’s common stock, par value $0.01 per share (“Cadence Stock”). The number of shares of Cadence Stock to be issued in connection with the Acquisition (such shares, the “Stock Consideration”) will be determined using a per share value calculated as the average of the daily volume weighted average sale price per share of Cadence Stock on Nasdaq for each of the thirty (30) consecutive trading days ending on and including the third trading day immediately prior to the date of Completion.
Cadence intends to issue the Stock Consideration in reliance upon the exemptions from registration afforded by Section 4(a)(2), Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S promulgated under the Securities Act. Cadence has also agreed to file a registration statement on Form S-3 (the “Registration Statement”) promptly following Completion covering the resale of the Stock Consideration by the Sellers.
The Purchase Agreement contains warranties, covenants, closing conditions and indemnities customary for acquisitions of this nature. Among other conditions, Completion is conditioned on the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required approvals under antitrust and foreign direct investment laws of certain other specified jurisdictions. Completion is currently expected to occur in the second quarter of 2024.
The Purchase Agreement also provides for customary termination rights for the parties, including the right to terminate the Purchase Agreement due to the failure to obtain required regulatory approvals on or prior to May 31, 2024 (subject to two automatic extensions until November 29, 2024, the “Longstop Date”). Under the terms of the Purchase Agreement, Cadence will be required to pay a reverse termination fee of up to $60 million in the event the Purchase Agreement is terminated due to the failure to obtain such required regulatory approvals on or prior to the Longstop Date.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the earlier to be filed of (i) Cadence’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024 and (ii) the Registration Statement.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Purchase Agreement, the proposed Acquisition, the anticipated timeline and Completion of the Acquisition, funding of the cash consideration for the Acquisition and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; failure by Cadence or BETA CAE to satisfy any closing conditions of the Acquisition, including obtaining required regulatory approvals, in a timely manner or at all; failure to obtain financing for the Acquisition upon acceptable terms on a timely basis or at all; failure to successfully acquire and integrate BETA CAE; changes in or failure to comply with legislation or government regulations affecting the Acquisition or its parties; and macroeconomic and geopolitical conditions that could adversely affect the Acquisition or its parties.

For a detailed discussion of these and other cautionary statements related to Cadence’s business and the Acquisition, please refer to Cadence’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and its other filings with the SEC, including future filings.
All forward-looking statements in this Current Report on Form 8-K are based on management’s expectations as of the date hereof and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2024

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ John M. Wall
John M. Wall
Senior Vice President and Chief Financial Officer